Exhibit99.(a)(34)

Work in progress - For discussion purposes only Project Celtic Performance considerations The Hague, 9 April 2009 Strictly private & confidential JX 243 Q1 2008 1 Highly Confidential KPN00191227

Introduction • In October 2008, three strategic scenarios for Celtic were presented and discussed in the Board of Management. The scenarios were: – Buy remaining stake (“public-to-private” transaction) – Sell current KPN stake – Maintain “status quo” (maintain structure and improve operations) • Board of Management (October 2008) mandated: – investigate possible replacement of Celtic management without pursuing the process of acquiring the remaining stake – get business “back on track” • In this presentation, we will review developments since October and strategic fit with KPN, and examine preliminary value creation potential • Objective is to determine if we are committed to the carrier business Q1 2008 2 Highly Confidential KPN00191228

Developments since October 2008 Management • Management from October 2008 still in place – CFO replacement not pursued – COO appointment status: final steps in progress Financial • FY 2008 operational and financial performance was mixed(1) – Year-over-year traffic volume decreased slightly by ~ 1.3% – Year-over-year revenue decreased by ~ 5% – Year-over-year EBITDA decreased by ~ 19% • In December 2008, an impairment was made on Celtic – KPN recognized an impairment charge of $89 mn (approx. €67 mn), which represents the 56% KPN share of the total impairment charge of $159 mn – Additional Q1 09 impairment estimated to be $14 mn (56% share of $25 mn) Share price • Since October 2008, the share price of Celtic has lost more than half its value – Share price of $0.83 as of 2 Apr 2009 (total equity value of $59 mn) – Analyst target price development (Jefferies): • $4.00 April 2008 • $2.00 October 2008 • $1.25 February 2009 • Jefferies dropped analyst coverage of Celtic in February 2009, there are currently no analysts covering company 1. Based on Jefferies & Company research report dated 27 January 2008 Q1 2008 3 Highly Confidential KPN00191229

Strategic rationale Acquisition rationale to SVB(1) Current situation Greater scale Creation of Tier 1 wholesale player with the ambition to become a top three carrier Greater scale achieved Complementary footprints Complementary sales forces and network footprints to generate new sales Achieved, but sales down (14.5% decline YoY for Q4 08) Cost synergies Cost synergies via scale and operational efficiencies Expected synergies are being realized with some delay Cross-selling Knowledge and client base sharing to gain access to new markets Teams have been integrated, cross-selling in progress Strong financial profile Growth strategy via solid balance sheet and cash flow With trading traffic declining, financial profile potentially at risk Other Carrier business dependent on scale and efficiency, acquire/partner or “get out” Scale achieved, efficiency improvements still underway 1 Based on Supervisory Board presentation dated 14 June 2006 (“Project Volcano”) Q1 2008 4 Highly Confidential KPN00191230

Market developments • International wholesale traffic is still growing, even in 2008 (approx 10% in 2008) • iBasis still one of the largest international wholesale carriers • iBasis traffic stabilized in 2008 compared to 2007 at 24 billion minutes, therefore market share decreased • Other market developments – VoIP share still growing – TDM share decreases, but overall still growing and substantial part of the overall business – Deregulation and increased competition has caused prices for long distance telephone service to steadily decline – Gross margins under pressure caused by (regional) operators Q1 2008 5 Highly Confidential KPN00191231

Business case financials • [Insert table] Q1 2008 6 Highly Confidential KPN00191232

Redacted for Business Strategy Immunity Q1 2008 7 Highly Confidential KPN00191233

Preliminary Redacted for Business Strategy Immunity Q1 2008 8 Highly Confidential KPN00191234

Conclusion and next steps • Preliminary value creation potential suggests that we should “hold on” to business To be validated with Eelco/Joost • Our beliefs – Carrier business is non-core, however, we would like to remain active in the business for the coming years – We think the market is currently undervaluing Celtic – We believe performance can be improved and therefore value creation can be realized – The likelihood of improving performance will increase with full ownership • Next steps – Develop legal governance code – Validate value creation potential – Identify actions required to implement performance improvement – Assess ownership structure going forward (see second presentation) Q1 2008 9 Highly Confidential KPN00191235

Mergers & Acquisitions

[kpn logo]

Appendix

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Operational and financial performance 1. Business Plan Celtic 2008 2. Jefferies and Company 3. NASDAQ index rebased to Celtic share price of $5.49 on 1 January 2006 Q1 2008 11 Highly Confidential KPN00191237

YTD and 2008 operational and financial performance Traffic and revenues continue to decline, YTD EBITDA on track • YTD EBITDA above plan • Revenue is 17% below plan • Continued and significant deterioration in total minutes traded Q1 2008 12 Highly Confidential KPN00191238

Public valuation development of (non-)KPN stake Non-KPN stake currently valued at €16.5 mn, perhaps undervalued Exchg. rate Share Price # Shares (mn) Market Cap ($and € mn) KPN share Value KPN ($and € mn) Value non-KPN ($and € mn) Acquisition Value(1) (09/10/07) 0.7096 $7.82 €5.55 74.8 $585.3 €415.3 51% $298.5 €211.8 $286.8 €203.5 October 2008 Value (27/10/08) 0.7957 $1.56 €1.24 71.2 $111.1 €88.4 56% $62.6 €49.8 $48.5 €38.6 Current value (2/4/09) 0.7561 $0.83 €0.63 71.2 $59.1 €44.7 56% $33.3 €25.2 $25.8 €19.5 • Value of remaining stake is now $25.8 mn (€19.5 mn) • Last Jefferies target price of $1.25 per share (Feb. 2009) represents ~50% premium to share price as of 2 April 2009 Value ranges of non KPN stake ($and € mn) Premium to current share price 0% 25% 50% 75% 100% Price per share $$0.83 $1.04 $1.25 $1.45 $1.66 Value of non-KPN share ($and € in mn) $$25.8 $32.2 $38.7 $45.1 $51.6 € €19.5 €24.4 €29.3 €34.1 €39.0 Share price as of 2 April 2009 Last Jefferies target price (Feb. ’09, $1.25 per share) 1. Closing date was 1 October 2008, acquisition value assumed to be post-dividend market capitalization Q1 2008 13 Highly Confidential KPN00191239

Preliminary Financial comparison 1. Actual figures for 2004 - 2007 are based on pro forma figures. 2004, 2005 and 2006 pro forma figures based on Volcano Supervisory Board presentation dated 6 Dec 2006. 2007 pro forma figure based on Jefferies & Co. report dated 27 January 2009 2. Jefferies & Co. report dated 27 January 2009 Q1 2008 14 Highly Confidential KPN00191240

Financial comparison (cont’d) 1. Actual figures for 2004 - 2007 are based on pro forma figures. 2004, 2005 and 2006 pro forma figures based on Volcano Supervisory Board presentation dated 6 Dec 2006. 2007 pro forma figure based on Jefferies & Co. report dated 27 January 2009 2. Jefferies & Co. report dated 27 January 2009 3. Defined as EBITDA - capex Q1 2008 15 Highly Confidential KPN00191241

Financial comparison (cont’d) 1. Source: Years 2004PF - 2006PF Volcano Supervisory Board presentation dated 6 Dec 2006, 2007PF and 2009E - 2015E Jefferies & Co. report dated 27 Jan 2009 and 2008A 10-K 2008 iBasis Q1 2008 16 Highly Confidential KPN00191242

Preliminary Jefferies and Co. forecast(1) ($mn) 2004PF 2005PF 2006PF 2007PF 2008A 2009E 2010E 2011E 2012E 2013E 2014E Revenue 994.2 1,140.6 1,298.9 1,390.6 1,323.6 1,257.1 1,275.4 1,289.2 1,303.6 1,316.1 1,328.6 Growth 14.7% 13.9% 7.1% -4.8% (5.0)% 1.5% 1.1% 1.1% 1.0% 0.9% Gross Margin 120.6 103.3 133.4 142.4 136.3 133.4 137.4 139.0 140.6 142.0 143.4 Margin 12.1% 9.1% 10.3% 10.2% 10.3% 10.6% 10.8% 10.8% 10.8% 10.8% 10.8% Operating Expenses 57.2 64.4 72.5 90.1 98.2 95.6 96.8 97.8 98.9 99.9 100.8 Operating EBITDA 63.4 38.9 60.9 52.3 38.1(2) 37.8 40.6 41.2 41.7 42.1 42.6 Margin 6.4% 3.4% 4.7% 3.8% 2.9% 3.0% 3.2% 3.2% 3.2% 3.2% 3.2% Depreciation 24.6 18.8 17.4 n.a. 32.0 32.2 32.9 33.3 31.2 28.8 27.6 Operating EBIT 38.8 20.1 43.5 n.a. 6.1(2) 5.6 7.7 7.9 10.5 13.3 15.0 Margin 3.9% 1.8% 3.3% n.a. 0.5% 0.4% 0.6% 0.6% 0.8% 1.0% 1.1% Capex (7.5) (8.3) (14.8) n.a. (16.0) (15.0) (18.0) (21.0) (24.0) (26.3) (28.3) EBITDA – Capex 55.9 30.6 46.1 n.a. 22.2(2) 22.8 22.6 20.2 17.7 15.8 14.3 WACC 15% Terminal growth rate 0% Terminal Value 28.3 Firm Value ($mn) 64.0 Net debt (cash) (41.0) Equity value 105.0 1. Source: Years 2004PF - 2006PF Volcano Supervisory Board presentation dated 6 Dec 2006, 2007PF and 2009E - 2015E Jefferies & Co. report dated 27 Jan 2009 and 2008A 10-K 2008 iBasis 2. Excludes goodwill impairment of $214.8 mn Q1 2008 17 Highly Confidential KPN00191243

Preliminary Base case financials (1) ($mn) 2004PF 2005PF 2006PF 2007PF 2008A 2009E 2010E 2011E 2012E 2013E 2014E 2015E Revenue 994.2 1,140.6 1,298.9 1,390.6 1,323.6 1,317.3 1,318.5 1,320.2 1,322.4 1,325.0 1,338.5 1,357.0 Growth 14.7% 13.9% 7.1% (4.8%) (0.5)% 0.1% 0.1% 0.2% 0.2% 1.0% 1.4% Gross Margin 120.6 103.3 133.4 142.4 136.3 129.7 126.7 126.4 130.0 135.3 136.7 138.6 Margin 12.1% 9.1% 10.3% 10.2% 10.3% 9.8% 9.6% 9.6% 9.8% 10.2% 10.2% 10.2% Operating Expenses 57.2 64.4 72.5 90.1 98.2 79.1 81.1 82.7 83.9 85.5 87.5 90.0 Operating EBITDA 63.4 38.9 60.9 52.3 38.1(2) 50.6 45.6 43.7 46.1 49.8 49.2 48.6 Margin 6.4% 3.4% 4.7% 3.8% 2.9% 3.8% 3.5% 3.3% 3.5% 3.8% 3.7% 3.6% Depreciation 24.6 18.8 17.4 n.a. 32.0 38.0 39.4 31.8 28.6 20.9 21.0 17.0 Operating EBIT 38.8 20.1 43.5 n.a. 6.1(2) 12.6 6.2 11.9 17.5 28.9 28.2 31.6 Margin 3.9% 1.8% 3.3% n.a. 0.5% 1.0% 0.5% 0.9% 1.3% 2.2% 2.1% 2.3% Capex (7.5) (8.3) (14.8) n.a. (16.0) 15.0 15.3 16.1 17.4 18.2 17.6 17.6 EBITDA – Capex 55.9 30.6 46.1 n.a. 22.2(2) 65.6 60.9 59.8 63.5 67.9 66.8 66.2 WACC 16% Terminal growth rate 2% NPV Terminal Value 50.1 Firm Value ($mn) 160.6 Net debt (cash) (27.0) Equity value 187.6 1. Source: Years 2004PF - 2006PF Volcano Supervisory Board presentation dated 6 Dec 2006, 2007PF Jefferies &Co. report dated 27 Jan 2009, 2008A 10-K 2008 iBasis and 2009E – 2015E own estimations 2. Excludes goodwill impairment of $214.8 mn Q1 2008 18 Highly Confidential KPN00191244